UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2007

EMERGING VISION, INC.
(Exact name of Registrant as specified in its charter)

New York	001-14128	11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Quentin Roosevelt Boulevard
Garden City, New York 11530
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (516) 390-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 5, 2007, Emerging Vision, Inc. (the “Company”) settled an adversary proceeding (the “Adversary Proceeding”) against BAL Global Finance, LLC, formerly known as Sanwa Business Credit Corporation (“Defendant”) that had been pending in the United States Bankruptcy Court for the Southern District of New York (the “Court”) since 1995.  The material terms of the settlement of the Adversary Proceeding include a cash payment to the Company, in the amount of $1,270,000 (less certain costs and expenses incurred in the litigation, including attorney fees), and the mutual release of all claims between the parties.

The Adversary Proceeding arose out of the Company’s purchase of certain assets from Sterling Optical Corporation (“SOC”) in 1992 while SOC was operating as a Chapter 11 debtor before the Court.  Pursuant to an asset purchase agreement approved by the Court, the Company purchased substantially all of SOC’s assets, and the Company maintained in the Adversary Proceeding that such assets included all of SOC’s right, title and interest in certain notes which were executed by SOC’s franchisees in favor of SOC.  The Court ruled that the Company was entitled to recover the surplus payments under the notes after the Defendant had recovered its investment and authorized fees, and granted the Company’s motion for partial summary judgment.

[Signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:   /s/ Brian P. Alessi
Name: Brian P. Alessi
Title:   Chief Financial Officer

Date:           November 14, 2007